Exhibit (d)(1)(xxix)

AMENDMENT NO. 15

AMENDED AND RESTATED

INVESTMENT MANAGEMENT AGREEMENT

Amendment No. 15, effective as of             , 2009 (“Amendment No. 15”) to the Amended and Restated Investment Management Agreement, dated as of May 1, 2000, as amended (“Agreement”), between EQ Advisors Trust, a Delaware statutory trust (“Trust”) and AXA Equitable Life Insurance Company, a New York stock life insurance company (“AXA Equitable” or “Manager”).

The Trust and AXA Equitable agree to modify and amend the Agreement as follows:

1.	New Portfolios. The Trust hereby appoints AXA Equitable as the investment manager of the following new Portfolios:

AXA Tactical Manager 500 Portfolio-I

AXA Tactical Manager 500 Portfolio-II

AXA Tactical Manager 500 Portfolio-III

AXA Tactical Manager 2000 Portfolio-I

AXA Tactical Manager 2000 Portfolio-II

AXA Tactical Manager 2000 Portfolio-III

AXA Tactical Manager 400 Portfolio-I

AXA Tactical Manager 400 Portfolio-II

AXA Tactical Manager 400 Portfolio-III

AXA Tactical Manager International Portfolio-I

AXA Tactical Manager International Portfolio-II

AXA Tactical Manager International Portfolio-III

(collectively, the “New Portfolios”)

on the terms and conditions contained in the Agreement.

2.	Duration of Agreement.

a.	Except as noted in subsection (b) below, with respect to each existing Portfolio as specified in Appendix A to the Agreement (except as provided below), the Agreement will continue in effect another 12 months beyond July 31, 2008 and may be continued thereafter pursuant to subsection (c) below.

b.	With respect to the New Portfolios specified in Amendment No. 15, the Agreement will continue in effect until two years after its effective date and may be continued thereafter pursuant to subsection (c) below.

c.	With respect to the each Portfolio, the Agreement shall continue in effect annually after the date specified in subsection (a) or (b), as the case may be, only so long as such continuance is specifically approved at least annually by a majority of the Trustees who are not a party to the agreement or interested persons (as defined in the Investment Company Act of 1940, as amended (“1940 Act”) (“Independent Trustees”), and by either the Board of Trustees or a vote of a majority of the outstanding shares of the Portfolio. The required shareholder approval of the Agreement or of any continuance of the Agreement shall be effective with respect to a Portfolio if a majority of the outstanding voting securities of the series (as defined in Rule 18f-2(h) under the 1940 Act) of shares of such Portfolio votes to approve the Agreement or its continuance, notwithstanding that the Agreement or its continuance may not have been approved by majority of the outstanding voting securities of (a) any other Portfolio affected by the Agreement, or (b) all the Portfolios of the Trust.

3.	Name Changes. The names of the EQ/AllianceBernstein Common Stock Portfolio, EQ/Franklin Income Portfolio, EQ/Templeton Growth Portfolio, EQ/Mutual Shares Portfolio, EQ/Franklin Small Cap Value Portfolio, EQ/Van Kampen Emerging Markets Equity Portfolio, EQ/Marsico Focus Portfolio and EQ/Evergreen International Portfolio will change to the EQ/Common Stock Index Portfolio, EQ/AXA Franklin Income Core Portfolio, EQ/AXA Templeton Growth Core Portfolio, EQ/AXA Mutual Shares Core Portfolio, EQ/AXA Franklin Small Cap Value Core Portfolio, EQ/Global Multi-Sector Equity Portfolio, EQ/Focus PLUS Portfolio and EQ/Global Bond PLUS Portfolio, respectively.

4.	Appendix A: Appendix A to the Agreement, which sets forth the Portfolios of the Trust for which AXA Equitable is appointed investment manager is hereby replaced in its entirety by Appendix A attached hereto, and

5.	Appendix B: Appendix B to the Agreement, which sets forth the fees payable to AXA Equitable with respect to each Portfolio is hereby replaced in its entirety by Appendix B attached hereto.

Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 15 as of the date first above set forth.

EQ ADVISORS TRUST		AXA EQUITABLE LIFE INSURANCE COMPANY

By:		By:
	Brian Walsh Chief Financial Officer and Treasurer		Steven M. Joenk Senior Vice President

APPENDIX A

AMENDMENT NO. 15

AMENDED AND RESTATED

INVESTMENT MANAGEMENT AGREEMENT

Portfolios

EQ/AXA Franklin Income Core Portfolio (formerly, EQ/Franklin Income Portfolio)

EQ/AXA Franklin Small Cap Value Core Portfolio (formerly, EQ/Franklin Small Cap Value Portfolio)

EQ/AXA Mutual Shares Core Portfolio (formerly, EQ/Mutual Shares Portfolio)

EQ/AXA Templeton Growth Core Portfolio (formerly, EQ/Templeton Growth Portfolio)

EQ/Global Bond PLUS Portfolio ((formerly, EQ/Evergreen International Bond Portfolio)

EQ/Focus PLUS Portfolio (formerly, EQ/Marsico Focus Portfolio)

EQ/Large Cap Core PLUS Portfolio (formerly, MarketPLUS Large Cap Core Portfolio)

EQ/Large Cap Growth PLUS Portfolio (formerly, MarketPLUS Large Cap Growth Portfolio)

EQ/International Core PLUS Portfolio (formerly, MarketPLUS International Core Portfolio)

EQ/Mid Cap Value PLUS Portfolio (formerly, MarketPLUS Mid Cap Value Portfolio)

EQ/Quality Bond PLUS Portfolio (formerly, EQ/AllianceBernstein Quality Bond Portfolio)

EQ/AllianceBernstein International Portfolio

EQ/AllianceBernstein Small Cap Growth Portfolio

EQ/Ariel Appreciation II Portfolio

EQ/AXA Rosenberg Value Long/Short Equity Portfolio

EQ/BlackRock Basic Value Equity Portfolio (formerly, EQ/Mercury Basic Value Equity Portfolio)

EQ/BlackRock International Value Portfolio (formerly, EQ/Mercury International Value Portfolio)

EQ/Calvert Socially Responsible Portfolio

EQ/Capital Guardian Growth Portfolio

EQ/Capital Guardian Research Portfolio

EQ/Common Stock Index Portfolio (formerly, EQ/AllianceBernstein Common Stock Portfolio)

EQ/Core Bond Index Portfolio (formerly, EQ/JPMorgan Core Bond Portfolio”)

EQ/Davis New York Venture Portfolio

EQ/Equity 500 Index Portfolio

EQ/Evergreen Omega Portfolio

EQ/Global Multi-Sector Equity Portfolio (formerly, EQ/Van Kampen Emerging Markets Equity Portfolio)

EQ/Intermediate Government Bond Index Portfolio (formerly, EQ/AllianceBernstein Intermediate Government Securities Portfolio)

EQ/International ETF Portfolio

EQ/JPMorgan Value Opportunities Portfolio

EQ/Large Cap Growth Index Portfolio (formerly, EQ/AllianceBernstein Large Cap Growth Portfolio)

EQ/Large Cap Value Index Portfolio (formerly, EQ/Legg Mason Value Equity Portfolio)

EQ/Large Cap Value PLUS Portfolio (formerly, EQ/AllianceBernstein Value Portfolio)

EQ/Lord Abbett Growth and Income Portfolio

EQ/Lord Abbett Large Cap Core Portfolio

EQ/Lord Abbett Mid Cap Value Portfolio

EQ/Mid Cap Index Portfolio (formerly, EQ/FI Mid Cap Portfolio)

EQ/Money Market Portfolio

EQ/Oppenheimer Global Portfolio

EQ/Oppenheimer Main Street Opportunity Portfolio

EQ/Oppenheimer Main Street Small Cap Portfolio

EQ/Small Company Index Portfolio

EQ/Van Kampen Comstock Portfolio

EQ/Van Kampen Mid Cap Growth Portfolio

EQ/Van Kampen Real Estate Portfolio

AXA Tactical Manager 500 Portfolio-I

AXA Tactical Manager 500 Portfolio-II

AXA Tactical Manager 500 Portfolio-III

AXA Tactical Manager 2000 Portfolio-I

AXA Tactical Manager 2000 Portfolio-II

AXA Tactical Manager 2000 Portfolio-III

AXA Tactical Manager 400 Portfolio-I

AXA Tactical Manager 400 Portfolio-II

AXA Tactical Manager 400 Portfolio-III

AXA Tactical Manager International Portfolio-I

AXA Tactical Manager International Portfolio-II

AXA Tactical Manager International Portfolio-III

APPENDIX B

AMENDMENT NO. 15

TO THE AMENDED AND RESTATED

INVESTMENT MANAGEMENT AGREEMENT

The Trust shall pay the Manager, at the end of each calendar month, compensation computed daily at an annual rate equal to the following:

(as a percentage of average daily net assets)
Index Portfolios
EQ/Common Stock Index (formerly, AllianceBernstein Common Stock)	0.350%
EQ/Core Bond Index (formerly, EQ/JPMorgan Core Bond)	0.350%
EQ/Equity 500 Index	0.250%
EQ/Intermediate Government Bond Index (formerly, EQ/AllianceBernstein Intermediate Government Securities)	0.350%
EQ/Large Cap Growth Index (formerly, EQ/AllianceBernstein Large Cap Growth)	0.350%
EQ/Large Cap Value Index (formerly, EQ/Legg Mason Value Equity)	0.350%
EQ/Mid Cap Index (formerly, EQ/FI Mid Cap)	0.350%
EQ/Small Company Index	0.250%

(as a percentage of average daily net assets)
Debt Portfolios	First $750 Million	Next $750 Million	Next $1 Billion	Next $2.5 Billion	Thereafter
EQ/Money Market	0.350%	0.325%	0.280%	0.270%	0.250%

(as a percentage of average daily net assets)
Equity Portfolios	First $1 Billion	Next $1 Billion	Next $3 Billion	Next $5 Billion	Thereafter
EQ/AXA Franklin Income Core (formerly, EQ/Franklin Income)	0.650%	0.600%	0.575%	0.550%	0.525%
EQ/AXA Franklin Small Cap Value Core (formerly, EQ/Franklin Small Cap Value	0.700%	0.650%	0.625%	0.600%	0.575%
EQ/AXA Mutual Shares Core (formerly, EQ/Mutual Shares)	0.700%	0.650%	0.625%	0.600%	0.575%
EQ/AXA Templeton Growth Core (formerly, EQ/Templeton Growth)	0.700%	0.650%	0.625%	0.600%	0.575%
EQ/AllianceBernstein International	0.750%	0.700%	0.675%	0.650%	0.625%
EQ/AllianceBernstein Small Cap Growth	0.750%	0.700%	0.675%	0.650%	0.625%
EQ/Ariel Appreciation II	0.750%	0.700%	0.675%	0.650%	0.625%
EQ/AXA Rosenberg Value Long/Short Equity	1.400%	1.350%	1.325%	1.300%	1.275%
EQ/BlackRock Basic Value Equity (formerly, EQ/Mercury Basic Value Equity)	0.600%	0.550%	0.525%	0.500%	0.475%

(as a percentage of average daily net assets)
Equity Portfolios	First $1 Billion	Next $1 Billion	Next $3 Billion	Next $5 Billion	Thereafter
EQ/BlackRock International Value (formerly, EQ/Mercury International Value)	0.850%	0.800%	0.775%	0.750%	0.725%
EQ/Calvert Socially Responsible	0.650%	0.600%	0.575%	0.550%	0.525%
EQ/Capital Guardian Growth	0.650%	0.600%	0.575%	0.550%	0.525%
EQ/Capital Guardian Research	0.650%	0.600%	0.575%	0.550%	0.525%
EQ/Davis New York Venture	0.850%	0.800%	0.775%	0.750%	0.725%
EQ/Evergreen Omega	0.650%	0.600%	0.575%	0.550%	0.525%
EQ/Global Multi-Sector Equity (formerly, EQ/Van Kampen Emerging Markets Equity)	0.750%	0.700%	0.675%	0.650%	0.625%
EQ/International ETF	0.400%	0.400%	0.400%	0.400%	0.400%
EQ/JPMorgan Value Opportunities	0.600%	0.550%	0.525%	0.500%	0.475%
EQ/Lord Abbett Growth and Income	0.650%	0.600%	0.575%	0.550%	0.525%
EQ/Lord Abbett Mid Cap Value	0.700%	0.650%	0.625%	0.600%	0.575%
EQ/Lord Abbett Large Cap Core	0.650%	0.600%	0.575%	0.550%	0.525%
EQ/Oppenheimer Global	0.950%	0.900%	0.875%	0.850%	0.825%
EQ/Oppenheimer Main Street Opportunity	0.850%	0.800%	0.775%	0.750%	0.725%
EQ/Oppenheimer Main Street Small Cap	0.900%	0.850%	0.825%	0.800%	0.775%
EQ/Van Kampen Comstock	0.650%	0.600%	0.575%	0.550%	0.525%
EQ/Van Kampen Mid Cap Growth	0.700%	0.650%	0.625%	0.600%	0.575%
EQ/Van Kampen Real Estate	0.900%	0.850%	0.825%	0.800%	0.775%

(as a percentage of average daily net assets)
PLUS Portfolios	First $2 Billion	Next $1 Billion	Next $3 Billion	Next $5 Billion	Thereafter
EQ/Focus PLUS (formerly, EQ/Marsico Focus)	0.500%	0.450%	0.425%	0.400%	0.375%
EQ/International Core PLUS (formerly, MarketPLUS International Core)	0.600%	0.550%	0.525%	0.500%	0.475%
EQ/Mid Cap Value PLUS (formerly, MarketPLUS Mid Cap Value)	0.550%	0.500%	0.475%	0.450%	0.425%
EQ/Large Cap Growth PLUS (formerly, MarketPLUS Large Cap Growth)	0.500%	0.450%	0.425%	0.400%	0.375%
EQ/Large Cap Core PLUS (formerly, MarketPLUS Large Cap Core)	0.500%	0.450%	0.425%	0.400%	0.375%
EQ/Large Cap Value PLUS (formerly, EQ/AllianceBernstein Value)	0.500%	0.450%	0.425%	0.400%	0.375%

PLUS Portfolio	First $4 Billion	Next $4 Billion	Thereafter
EQ/Global Bond PLUS (formerly, EQ/Evergreen International Bond)	0.40%	0.38%	0.36%
EQ/Quality Bond PLUS (formerly, EQ/AllianceBernstein Quality Bond)	0.40%	0.38%	0.36%

(as a percentage of average daily net assets)
Tactical Portfolios
AXA Tactical Manager 500 Portfolio-I	0.450%
AXA Tactical Manager 500 Portfolio-II	0.450%
AXA Tactical Manager 500 Portfolio-III	0.450%
AXA Tactical Manager 2000 Portfolio-I	0.450%
AXA Tactical Manager 2000 Portfolio-II	0.450%
AXA Tactical Manager 2000 Portfolio-III	0.450%
AXA Tactical Manager 400 Portfolio-I	0.450%
AXA Tactical Manager 400 Portfolio-II	0.450%
AXA Tactical Manager 400 Portfolio-III	0.450%
AXA Tactical Manager International Portfolio-I	0.450%
AXA Tactical Manager International Portfolio-II	0.450%
AXA Tactical Manager International Portfolio-III	0.450%